UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  December 14, 2007

GRYPHON GOLD CORPORATION (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

Suite 810 - 1130 West Pender Street Vancouver, BC V6E 4A4 (Address of Principal Executive Offices) (Zip Code)

(604) 261-2229
(Registrant's Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02         Sale of Unregistered Securities

On December 14, 2007, the Registrant closed the third and final tranche of its private placement of units as announced on November 12, 2007 and November 14, 2007. The first tranche closed on November 22, 2007 and consisted of 3.254 million units for gross aggregate proceeds of Cdn.$2.603 million. The second tranche closed on November 27, 2007 and consisted of 1.050 million units for gross aggregate proceeds of Cdn.$840,000. The third tranche consisted of 182,500 units for gross aggregate proceeds of Cdn.$146,000. An aggregate of 4,486,500 units have been issued for gross proceeds of Cdn.$3.589 million. Each unit consists of one common share of the Registrant (each, a "Share") and one full Series I common share purchase warrant (each, a "Warrant") subject to adjustment. Each full Warrant shall entitled the holder thereof to purchase one share of common stock of the Registrant (each, a "Warrant Share"), for a period of 24 months commencing from the date of closing at a price per Warrant Share of Cdn$1.00 if exercised on or before the date that is twelve months from the date of closing (the "First Anniversary") and at a price per Warrant Share of Cdn$1.25 if exercised after the First Anniversary but prior to expiry.

The proceeds of the placement will be applied to fund the continuation of the Registrant’s exploration and development program and general corporate purposes.

The Units were offered for sale directly by the Registrant and by registered dealers. In relation to the private placement of the units, the Registrant has paid qualified registered dealers a cash commission in the amount of Cdn.$71,624.00 and issued compensation options to acquire 89,530 common shares (exercisable at a price of C$0.80 for a period of up to 9 months from closing).

The Shares, Warrants and Warrant Shares of the private placement were not registered under the U.S. Securities Act of 1933, as amended ("Securities Act"), or the laws of any state, and are subject to resale restrictions and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Units, including the Shares and Warrants comprising the Units were placed pursuant to exemptions from registration requirements of the Securities Act provided by Section 506 of Regulation D of the Securities Act and by Rule 903 of Regulation S of the Securities Act, such exemptions being available based on information obtained from the investors to the private placement.

In connection with this private placement, the Registrant granted registration rights to each of the investors and will use commercially reasonable efforts to prepare and file with SEC within 120 days a registration statement under the Securities Act, and to use commercially reasonable efforts to cause such registration statement to be declared effective.

Item 7.01.         Regulation FD

The Registrant issued a press release on December 14, 2007, announcing the closing of the third and final tranche of the private placement.

Item 9.01.         Financial Statements and Exhibits

Press release dated December 14, 2007*

* Previously filed as part of the Registrant’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on December 14, 2007.

 SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: December 17, 2007	By: /s/ Anthony (Tony) D.J. Ker
Anthony (Tony) D.J. Ker Chief Executive Officer